UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2005, the Board of Directors amended our 1995 Non-Employee Directors' Stock Option Plan, or the Plan. Pursuant to the Plan, upon each non-employee director's initial election or appointment to the Board of Directors, such new non-employee director receives an initial stock option grant for 45,000 shares of common stock. Pursuant to the Plan, as amended, each such initial stock option grant will vest as to 25% of the shares subject to the grant on the yearly anniversary of the grant date. Previously, each such initial stock option was fully vested and exercisable upon grant. In addition, pursuant to the Plan, as amended, each non-employee director will receive a fully vested annual stock option grant for 12,000 shares of common stock. Previously, each non-employee director received a fully vested annual stock option grant for 18,000 shares of common stock.

On April 18, 2005, the Board of Directors approved the terms of the Non-Employee Director Cash Retainer Program the terms of which are set forth on Exhibit 10.3 hereto and incorporated by reference.

Item 2.02.   Results of Operations and Financial Condition.

On April 21, 2005, we issued a press release announcing our financial results for the first quarter of fiscal year 2005 entitled "SST Reports First Quarter 2005 Financial Results." The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Silicon Storage Technology, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2005, Terry M. Nickerson was appointed to the Board of Directors, and the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.  Mr. Nickerson replaces Yasushi Chikagami on the Audit Committee. Mr. Nickerson will assume chairmanship of the Audit Committee following our 2005 Annual Meeting of Shareholders and is an "audit committee financial expert" as such term is defined by the rules and regulations of the Securities and Exchange Commission. From 2001 to 2005, Mr. Nickerson was the Chief Financial Officer of ATI Technologies Inc., and from 1988 to 1990, he was the Chief Financial Officer of Northern Telecom Ltd.

On April 18, 2005, the Board of Directors also determined to commence an executive search for a new chief financial officer. Jack K. Lai will continue to serve as our chief financial officer until his successor has been retained, at which time we expect Mr. Lai will transition to a different role within our company.

These actions are part of a broader effort to, among other things, strengthen the Audit Committee and our financial organization, including controls over sales of our common stock by officers and directors.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

Exhibit Number	Description
Exhibit 10.3	1995 Non-Employee Directors' Stock Option Plan, as amended, and related form of stock option agreement.
Exhibit 10.15	Non-Employee Director Cash Retainer Program.
Exhibit 99.1	Press Release, dated April 21, 2005, entitled "SST Report First Quarter 2005 Financial Results."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 21, 2005

Silicon Storage Technology, Inc.

By:	/s/ Bing Yeh

Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.3	1995 Non-Employee Directors' Stock Option Plan, as amended, and related form of stock option agreement. PDF
Exhibit 10.15	Non-Employee Director Cash Retainer Program. PDF
Exhibit 99.1	Press Release, dated April 21, 2005, entitled "SST Report First Quarter 2005 Financial Results." PDF

PDF    Also provided in PDF as a courtesy.